EXHIBIT 8.1

LIST OF SUBSIDIARIES

SUBSIDIARIES	JURISDICTION OF	NAME UNDER WHICH
	ESTABLISHMENT	BUSINESS IS DONE

TIM Sul S.A.	Brazil	TIM
TIM Nordeste Telecomunicações S.A.	Brazil	TIM